Exhibit 99.2

Community & Southern Holdings, Inc.

Unaudited consolidated financial statements

for the three months ended March 31, 2016 and 2015.

Community & Southern Holdings, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands of dollars, except share data)

	March 31, 2016	December 31, 2015

Assets
Cash and due from banks	$166,832	$218,338
Investment securities available-for-sale (amortized cost of $437,078 and $463,913, respectively)	441,958	464,481
Investment securities held-to-maturity (market value of $81,637 and $83,480, respectively)	78,020	80,368
Loans held for sale	4,441	2,373
Loans held for investment	3,124,515	3,147,558
Allowance for loan losses	(39,946)	(41,417)

Loans, net of allowance for loan losses	3,084,569	3,106,141
Premises and equipment	74,795	79,826
Other real estate owned	7,870	8,292
Goodwill	44,514	44,514
Core deposit intangibles	13,350	14,428
Bank owned life insurance	85,710	85,040
Other assets	70,162	67,984

Total assets	$4,072,221	$4,171,785

Liabilities and Shareholders’ Equity
Liabilities

Deposits
Noninterest-bearing	$509,132	$548,838
Interest-bearing	3,066,396	3,139,949

Total deposits	3,575,528	3,688,787
Other liabilities	19,417	22,854

Total liabilities	3,594,945	3,711,641

Shareholders’ equity
Common stock ($0.01 par value; 100,000,000 shares authorized; 36,969,052 and 36,949,266 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively)	369	369
Additional paid-in capital	375,345	374,893
Retained earnings	98,010	84,110
Accumulated other comprehensive income	3,552	772

Total shareholders’ equity	477,276	460,144

Total liabilities and shareholders’ equity	$4,072,221	$4,171,785

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2016	2015
Interest income
Interest and fees on loans	$41,786	$34,159
Interest and dividends on investment securities	3,283	3,114
Interest on other earning assets	182	75

Total interest income	45,251	37,348

Interest expense
Deposits	5,040	3,568
Other borrowings	—	347

Total interest expense	5,040	3,915

Net interest income	40,211	33,433

Provision for credit losses	1,664	4,376

Net interest income after provision for credit losses	38,547	29,057

Noninterest income
Service charges on deposit accounts	3,202	2,693
Gain on sales of mortgage loans	447	817
Gain on sales of other loans, net	2,299	—
Other	2,096	2,828

Total noninterest income	8,044	6,338

Noninterest expense
Salaries and employee benefits	11,982	12,146
Occupancy and equipment expense	3,214	3,017
Technology and data processing	2,679	2,268
Professional services	1,558	1,288
Expense on loans and other real estate owned	1,066	601
Amortization expense	1,167	871
FDIC loss share receivable amortization	—	3,165
Other	3,191	3,715

Total noninterest expense	24,857	27,071

Income before income taxes	21,734	8,324
Income tax expense	7,834	2,213

Net income	$13,900	$6,111

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31
	2016	2015

Net Income	$13,900	$6,111

Components of other comprehensive income:
Unrealized gains on available-for-sale investment securities arising during period (net of $1,444 and $1,277 tax, respectively)	2,802	2,479
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(22)	(28)

Total other comprehensive income	2,780	2,451

Comprehensive income	$16,680	$8,562

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Shareholders’ Equity (Unaudited)

(In thousands of dollars)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholders’ Equity

Balance at December 31, 2014	$369	$372,670	$59,461	$2,570	$435,070

Net income	—	—	6,111	—	6,111

Change in accumulated other comprehensive income	—	—	—	2,451	2,451

Stock-based compensation expense	—	656	—	—	656

Balance at March 31, 2015	$369	$373,326	$65,572	$5,021	$444,288

Balance at December 31, 2015	$369	$374,893	$84,110	$772	$460,144

Net income	—	—	13,900	—	13,900

Change in accumulated other comprehensive income	—	—	—	2,780	2,780

Stock-based compensation expense	—	452	—	—	452

Balance at March 31, 2016	$369	$375,345	$98,010	$3,552	$477,276

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands of dollars)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$13,900	$6,111
Adjustments to reconcile net income to cash provided by operating activities:
Net amortization/accretion of premiums and discounts	(6,809)	(8,646)
Provision for credit losses	1,664	4,376
Other real estate owned and repossession losses, net	59	201
Gain on sale of other loans, net	(2,299)	—
Stock-based compensation expense	452	656
Deferred income tax expense (benefit)	3,332	(3,150)
Depreciation, amortization and accretion	1,202	1,083
Net change in loans held for sale	(177)	(290)
Net change in FDIC loss share receivable	—	8,311
Increase in cash surrender value of bank owned life insurance	(670)	(572)
Net change in other assets	4,596	(15,409)
Net change in other liabilities	(3,437)	(3,352)

Net cash provided by (used in) operating activities	11,813	(10,681)

Cash flows from investing activities
Net change in loans held for investment (originations, net of principal repayments)	(43,324)	(126,297)
Purchases of investment securities available-for-sale	(136)	(50,120)
Proceeds from maturities and calls of investment securities available-for-sale	26,426	16,391
Proceeds from calls and maturities of investment securities held-to-maturity	2,260	2,455
Proceeds from sales of of other loans	64,295	—
Purchases of investment securities held-to-maturity	—	(2,025)
Purchases of premises and equipment	(27)	(687)
Disposals of premises and equipment	18	548
Other adjustments in other real estate owned	19	1,716
Proceeds from sales of other real estate owned	409	6,026
Purchases of bank owned life insurance	—	(20,000)

Net cash provided by (used in) investing activities	49,940	(171,993)

Cash flows from financing activities
Net change in deposits	(113,259)	1,478
Proceeds from other borrowings	—	100,000

Net cash (used in) provided by financing activities	(113,259)	101,478

Change in cash and due from banks	(51,506)	(81,196)
Beginning of period	218,338	203,956

End of period	$166,832	$122,760

Supplemental disclosure of cash flow information
Transfers of loans to other real estate owned	$65	$2,722
Transfers of loans held for investment to loans held for sale	1,891	—
Transfers of fixed assets to other assets	3,806	—
Loan sale awaiting settlement	7,765	—
Cash paid for interest	5,066	3,929
Cash paid for income taxes	172	13,379
Change in unrealized gain on investment securities available-for-sale	4,311	3,814

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

1.	Significant Accounting Policies

Community & Southern Holdings, Inc. (the “Company”), headquartered in Atlanta, Georgia, is a financial holding company that was incorporated under the laws of the State of Delaware on September 18, 2009 to serve as the holding company for Community & Southern Bank (“C&S Bank”). The Company operates two subsidiaries: (1) C&S Bank, a Georgia-state chartered bank that was incorporated on January 29, 2010, which provides traditional credit and depository banking services to its retail and commercial customers in northern and central Georgia, including metro Atlanta, as well as Jacksonville, Florida, and (2) CSB Risk Management, Inc., a captive insurance company established with the specific objective of insuring risks for the Company, its subsidiaries, and a group of unaffiliated member banks. C&S Bank is the parent company of CSB Investments, Inc., a Nevada corporation that owns all of the investment securities of the Company.

Principles of Consolidation and Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information. Accordingly, certain information normally presented for complete consolidated financial statements required by US GAAP has been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of operations in these financial statements, have been made.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could vary from these estimates. Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

These financial statements should be read in conjunction with the 2015 Consolidated Financial Statements of Community & Southern Holdings, Inc. There have been no significant changes to the Company’s accounting policies as disclosed in the 2015 Consolidated Financial Statements.

Recent Accounting Pronouncements

The following relevant accounting pronouncements, issued during 2016, could have a material effect on the Company’s financial statements. The 2015 Consolidated Financial Statements summarize relevant pronouncements issued prior to 2016.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The ASU establishes a right of use model that requires a lessee to record a right of use asset and a lease liability for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing. If the lessor doesn’t convey risks and rewards or control, an operating lease results. The amendments are effective for fiscal years beginning after December 15, 2019 for non-public entities. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with certain practical expedients available. Early adoption is permitted. The Company is assessing the impact of ASU 2016-02 on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU requires all income tax effects of awards to be recognized in the income statement when the awards vest or are exercised. It also allows

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

an employer to repurchase more of an employee’s shares than it can currently for tax withholding purposes without triggering liability accounting and to make a policy election for forfeitures as they occur. The guidance is effective for fiscal years beginning after December 15, 2017 for non-public entities. Early adoption is permitted. The Company is assessing the impact of ASU 2016-09 on its financial statements.

2.	Investment Securities

The aggregate values of investment securities at March 31, 2016 and December 31, 2015, along with unrealized gains and losses determined on an individual security basis are as follows (dollars in thousands):

	Held-to-Maturity As of March 31, 2016				Available-for-Sale As of March 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. government	$—	$—	$—	$—	$30,081	$180	$73	$30,188
Certificates of deposit	23,523	153	27	23,649	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	211,155	3,359	89	214,425
Asset backed securities	—	—	—	—	10,798	—	370	10,428
Collateralized mortgage obligations	—	—	—	—	137,614	1,813	171	139,256
State, county and municipal	54,497	3,492	1	57,988	8,153	240	—	8,393
Corporate bonds	—	—	—	—	35,503	104	113	35,494
Equity securities	—	—	—	—	3,774	—	—	3,774

Total investment securities	$78,020	$3,645	$28	$81,637	$437,078	$5,696	$816	$441,958

	Held-to-Maturity As of December 31, 2015				Available-for-Sale As of December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. government	$—	$—	$—	$—	$35,087	$20	$396	$34,711
Certificates of deposit	24,882	18	197	24,703	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	219,413	2,066	1,089	220,390
Asset backed securities	—	—	—	—	16,333	—	439	15,894
Collateralized mortgage obligations	—	—	—	—	145,061	875	742	145,194
State, county and municipal	55,486	3,299	8	58,777	8,832	160	—	8,992
Corporate bonds	—	—	—	—	35,529	165	52	35,642
Equity securities	—	—	—	—	3,658	—	—	3,658

Total investment securities	$80,368	$3,317	$205	$83,480	$463,913	$3,286	$2,718	$464,481

The following table provides contractual maturity information for investment securities as of March 31, 2016 (dollars in thousands). Callable investment securities are assumed to mature on their earliest call date. Actual maturities may differ from contractual maturity because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity As of March 31, 2016		Available-for-Sale As of March 31, 2016
	Cost	Fair Value	Cost	Fair Value
Maturing in
One year or less	$2,724	$2,727	$9,346	$9,414
One through five years	35,678	37,029	268,283	272,074
Five through ten years	32,830	34,730	145,341	146,319
Over ten years	6,788	7,151	10,334	10,377
Equity securities	—	—	3,774	3,774

Total investment securities	$78,020	$81,637	$437,078	$441,958

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The following table provides information regarding investment securities with unrealized losses as of March 31, 2016 and December 31, 2015 (dollars in thousands):

	Less Than 12 Months			As of March 31, 2016 More Than 12 Months			Total
	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses
U.S. government	0	$—	$—	1	$4,922	$73	1	$4,922	$73
Certificates of deposit	22	4,337	16	9	2,015	11	31	6,352	27
FNMA, GNMA and FHLMC mortgage-backed securities	4	18,159	89	—	—	—	4	18,159	89
Asset backed securities	2	4,739	117	2	5,689	253	4	10,428	370
Collateralized mortgage obligations	1	1,706	4	2	7,703	167	3	9,409	171
State, county and municipal	1	556	1	—	—	—	1	556	1
Corporate bonds	4	19,392	113	—	—	—	4	19,392	113

Total investment securities	34	$48,889	$340	14	$20,329	$504	48	$69,218	$844

	Less Than 12 Months			As of December 31, 2015 More Than 12 Months			Total
	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses	Investment Positions	Fair Value	Unrealized Losses
U.S. government	3	$14,966	$138	2	$9,725	$258	5	$24,691	$396
Certificates of deposit	74	15,799	138	13	2,872	59	87	18,671	197
FNMA, GNMA and FHLMC mortgage-backed securities	17	99,635	926	3	10,864	163	20	110,499	1,089
Asset backed securities	2	5,173	135	3	10,721	304	5	15,894	439
Collateralized mortgage obligations	7	52,584	294	4	20,400	448	11	72,984	742
State, county and municipal	1	551	8	—	—	—	1	551	8
Corporate bonds	3	15,371	52	—	—	—	3	15,371	52

Total investment securities	107	$204,079	$1,691	25	$54,582	$1,232	132	$258,661	$2,923

The Company held certain investment securities having unrealized loss positions. As of March 31, 2016, the Company did not intend to sell these investment securities nor was it more likely than not that the Company would be required to sell these investment securities before their anticipated recovery or maturity. The Company has reviewed its portfolio for other-than-temporary impairment (“OTTI”) in accordance with the accounting policies outlined in Note 1, “Summary of Significant Accounting Policies and Nature of Business”, to the 2015 Consolidated Financial Statements. Market changes in interest rates and credit spreads will result in temporary unrealized losses as the market price of investment securities fluctuates. As a result, the Company had no OTTI for the three months ended March 31, 2016 and the year ended December 31, 2015.

The Company had pledged held-to-maturity and available-for-sale investment securities having aggregate fair values of $22.8 million and $327.8 million, respectively, at March 31, 2016, and $19.2 million and $329.0 million, respectively, at December 31, 2015 to secure public funds on deposit and certain other borrowings, and for other purposes as required by law.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

3.	Loans Held for Investment

Composition of Loan Portfolio

The Company’s recorded investment in loans outstanding at March 31, 2016 and December 31, 2015 is summarized as follows (dollars in thousands):

	March 31, 2016	December 31, 2015
Commercial loans:
Construction	$364,907	$350,026
Commercial real estate	1,154,699	1,165,464
Commercial & industrial	282,385	347,194

Total commercial loans	1,801,991	1,862,684
Consumer loans:
Residential real estate	217,151	219,739
Automobile	425,590	401,184
Marine and recreational vehicle	433,516	391,058
Other consumer purpose	11,050	9,950

Total consumer loans	1,087,307	1,021,931
Purchased credit-impaired loans:
Construction	14,503	18,281
Commercial real estate	133,576	150,341
Commercial & industrial	8,190	9,054
Residential real estate	78,132	84,362
Other consumer purpose	816	905

Total purchased credit-impaired loans	235,217	262,943

Loans held for investment	$3,124,515	$3,147,558

Loans held for sale	$4,441	$2,373

Under a line of credit agreement with the Federal Home Loan Bank of Atlanta (“FHLBA”), at March 31, 2016 and December 31, 2015, the Company had pledged certain loans under a blanket lien as collateral for its FHLBA borrowings. The loans subject to the blanket lien included all qualifying 1-4 family first mortgage loans, multi-family first mortgage loans, and commercial real estate loans, and had a recorded investment of $2.6 billion and $2.7 billion at March 31, 2016 and December 31, 2015, respectively.

During the three months ended March 31, 2016, the Company sold a portfolio of classified loans with a recorded investment of $16.7 million and recorded a gain of $4.8 million on the sale, which is included within the gain on sale of other loans on the Consolidated Statements of Income. The Company also sold a portfolio of syndicated loans with a recorded investment of $52.4 million and recorded a loss of $2.5 million on the sale, which is also included within the gain on sale of other loans.

Credit Quality

The Company monitors the credit quality of its commercial loan portfolio using internal credit risk ratings. These credit risk ratings are based upon established regulatory guidance and are assigned upon initial approval of credit to borrowers. Credit risk ratings are updated at least annually after the initial assignment or whenever management becomes aware of information affecting the borrowers’ ability to fulfill their obligations. The Company utilizes the following categories of credit grades to evaluate its commercial loan portfolio:

Pass. Higher quality loans that do not fit any of the other categories described below.

Special Mention. The Company assigns a special mention rating to loans with potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or lease or the Company’s credit position at some future date.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Substandard. The Company assigns a substandard rating to loans that are inadequately protected by the current sound worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard loans have well-defined weaknesses that jeopardize repayment of the debt. Substandard loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not addressed.

Doubtful. The Company assigns a doubtful rating to loans with all the attributes of a substandard rating with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors that may work to the advantage and strengthening of the credit quality of the loan, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include proposed merger, acquisition, or liquidation procedures, capital injection, perfecting liens on additional collateral and refinancing plans.

The following tables show the credit quality indicators associated with the Company’s commercial loan portfolio (excluding purchased credit impaired (“PCI”) loans) as of March 31, 2016 and December 31, 2015 (dollars in thousands):

	As of March 31, 2016
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$357,617	$1,087,677	$255,531	$1,700,825
Special Mention	5,158	18,753	9,195	33,106
Substandard	2,132	48,269	16,743	67,144
Doubtful	—	—	916	916

	$364,907	$1,154,699	$282,385	$1,801,991

	As of December 31, 2015
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$344,612	$1,091,937	$312,911	$1,749,460
Special Mention	3,669	25,951	7,627	37,247
Substandard	1,745	47,576	20,081	69,402
Doubtful	—	—	6,575	6,575

	$350,026	$1,165,464	$347,194	$1,862,684

The Company monitors the credit quality of its consumer portfolio based primarily on payment activity and credit scores. Payment activity is the primary factor considered in determining whether a consumer loan should be classified as nonperforming.

The following tables show the credit quality indicators associated with the Company’s consumer loan portfolio (excluding PCI loans) as of March 31, 2016 and December 31, 2015 (dollars in thousands):

	As of March 31, 2016
	Residential Real Estate	Automobile	Marine & RV	Other Consumer	Total
Performing	$214,004	$424,715	$433,373	$11,047	$1,083,139
Nonperforming	3,147	875	143	3	4,168

	$217,151	$425,590	$433,516	$11,050	$1,087,307

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

	As of December 31, 2015
	Residential Real Estate	Automobile	Marine & RV	Other Consumer	Total
Performing	$217,236	$400,335	$390,877	$9,944	$1,018,392
Nonperforming	2,503	849	181	6	3,539

	$219,739	$401,184	$391,058	$9,950	$1,021,931

The following tables show the credit quality indicators associated with the Company’s commercial PCI loans as of March 31, 2016 and December 31, 2015 (dollars in thousands):

	As of March 31, 2016
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$5,091	$83,812	$6,449	$95,352
Special Mention	2,206	16,478	1,462	20,146
Substandard	7,206	31,443	273	38,922
Doubtful	—	1,843	6	1,849

	$14,503	$133,576	$8,190	$156,269

	As of December 31, 2015
	Construction	Commercial Real Estate	Commercial & Industrial	Total
Pass	$5,664	$88,084	$6,618	$100,366
Special Mention	1,764	16,887	1,984	20,635
Substandard	10,738	43,097	447	54,282
Doubtful	115	2,273	5	2,393

	$18,281	$150,341	$9,054	$177,676

The following tables show the credit quality indicators associated with the Company’s consumer PCI loans as of March 31, 2016 and December 31, 2015 (dollars in thousands):

	As of March 31, 2016
	Residential Real Estate	Other Consumer	Total
Performing	$69,532	$801	$70,333
Nonperforming	8,600	15	8,615

	$78,132	$816	$78,948

	As of December 31, 2015
	Residential Real Estate	Other Consumer	Total
Performing	$74,614	$882	$75,496
Nonperforming	9,748	23	9,771

	$84,362	$905	$85,267

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Delinquency

An aging analysis for the Company’s loan portfolio (excluding PCI loans) at March 31, 2016 and December 31, 2015, is shown in the tables below (dollars in thousands):

	As of March 31, 2016
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
Commercial loans:
Construction	$364,535	$224	$148	$364,907	$22	$331
Commercial real estate	1,153,143	108	1,448	1,154,699	382	4,083
Commercial & industrial	279,917	1,366	1,102	282,385	29	7,849
Consumer loans:
Residential real estate	214,575	1,076	1,500	217,151	323	3,147
Automobile	422,300	2,561	729	425,590	208	875
Marine & RV	433,156	288	72	433,516	—	143
Other consumer purpose	10,980	64	6	11,050	3	3

	$2,878,606	$5,687	$5,005	$2,889,298	$967	$16,431

	As of December 31, 2015
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
Commercial loans:
Construction	$349,164	$478	$384	$350,026	$—	$583
Commercial real estate	1,162,133	1,561	1,770	1,165,464	123	5,196
Commercial & industrial	340,057	381	6,756	347,194	214	14,933
Consumer loans:
Residential real estate	216,860	1,426	1,453	219,739	712	2,503
Automobile	396,760	3,785	639	401,184	99	849
Marine & RV	390,399	631	28	391,058	—	181
Other consumer purpose	9,826	111	13	9,950	9	6

	$2,865,199	$8,373	$11,043	$2,884,615	$1,157	$24,251

For PCI loans, if the Company has a reasonable expectation about the timing and amount of cash flows expected to be collected, the loans meet the criteria for the recognition of income and are considered to be accruing loans.

An aging analysis for the Company’s PCI loans at March 31, 2016 and December 31, 2015 is shown in the tables below (dollars in thousands):

	As of March 31, 2016
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
PCI loans:
Construction	$13,653	$445	$405	$14,503	$405	$—
Commercial real estate	124,510	651	8,415	133,576	8,415	—
Commercial & industrial	8,157	22	11	8,190	11	—
Residential real estate	73,695	2,021	2,416	78,132	2,416	—
Other consumer purpose	794	7	15	816	15	—

	$220,809	$3,146	$11,262	$235,217	$11,262	$—

	As of December 31, 2015
	Current	30 - 89 Days Past Due	90+ Days Past Due	Total	90+ Days Accruing	Nonaccrual
PCI loans:
Construction	$16,507	$307	$1,467	$18,281	$1,467	$—
Commercial real estate	135,869	2,151	12,321	150,341	12,321	—
Commercial & industrial	8,979	25	50	9,054	50	—
Residential real estate	78,385	2,657	3,320	84,362	3,320	—
Other consumer purpose	882	—	23	905	23	—

	$240,622	$5,140	$17,181	$262,943	$17,181	$—

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

4.	Allowance for Loan Losses

Activity in the Allowance for Loan Losses (“ALL”) for the three months ended March 31, 2016 and the year ended December 31, 2015, respectively, is summarized in the tables below (dollars in thousands):

	For the Period Ended March 31, 2016
	Commercial	Consumer	PCI	Total

Beginning Balance	$24,535	$11,636	$5,246	$41,417
Charge-offs	(4,227)	(1,027)	(116)	(5,370)
Recoveries	63	242	645	950
Provision[1]	788	2,161	—	2,949

Ending Balance	$21,159	$13,012	$5,775	$39,946

Period-end ALL allocated to:
Loans individually evaluated for impairment	$159	$145	$—	$304
Loans collectively evaluated for impairment	21,000	12,867	—	33,867
Loans acquired with deteriorated credit quality	—	—	5,775	5,775

Ending Balance	$21,159	$13,012	$5,775	$39,946

Period-end recorded investment in loans:
Individually evaluated for impairment	$12,263	$4,168	$—	$16,431
Collectively evaluated for impairment	1,789,728	1,083,139	—	2,872,867
Acquired with deteriorated credit quality	—	—	235,217	235,217

Ending Balance	$1,801,991	$1,087,307	$235,217	$3,124,515

	For the Year Ended December 31, 2015
	Commercial	Consumer	PCI	Total

Beginning Balance	$23,675	$9,059	$5,176	$37,910
Charge-offs	(5,183)	(2,841)	(2,653)	(10,677)
Recoveries	697	929	2,659	4,285
Provision[2]	5,346	4,489	64	9,899

Ending Balance	$24,535	$11,636	$5,246	$41,417

Year-end ALL allocated to:
Loans individually evaluated for impairment	$3,666	$142	$—	$3,808
Loans collectively evaluated for impairment	20,869	11,494	—	32,363
Loans acquired with deteriorated credit quality	—	—	5,246	5,246

Ending Balance	$24,535	$11,636	$5,246	$41,417

Year-end recorded investment in loans:
Individually evaluated for impairment	$20,712	$3,539	$—	$24,251
Collectively evaluated for impairment	1,841,972	1,018,392	—	2,860,364
Acquired with deteriorated credit quality	—	—	262,943	262,943

Ending Balance	$1,862,684	$1,021,931	$262,943	$3,147,558

[1]	Does not include $(1,285) in release of provision for unfunded commitments.
[2]	Does not include $1,683 in provision for unfunded commitments.

In addition to the ALL, the Company also estimates probable and reasonably estimable credit losses related to unfunded lending commitments, such as letters of credit and binding unfunded loan commitments. This reserve for unfunded lending commitments totaled $3.9 million and $5.2 million at March 31, 2016 and December 31, 2015, respectively, and is included within the other liabilities section of the Consolidated Balance Sheet.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

5.	Deposits

Deposits at March 31, 2016 and December 31, 2015, are summarized as follows (dollars in thousands):

	March 31, 2016	December 31, 2015
Noninterest-bearing demand	$509,132	$548,838
Interest-bearing demand	596,329	547,473
Money market	902,936	903,999
Savings	119,193	112,428
Time	1,447,938	1,576,049

Total deposits	$3,575,528	$3,688,787

Time deposits with a minimum denomination of $250 thousand totaled $279.8 million and $287.3 million at March 31, 2016 and December 31, 2015, respectively.

At March 31, 2016, the scheduled maturities of time deposits were (dollars in thousands):

2016	$626,525
2017	501,981
2018	106,229
2019	85,839
2020 and thereafter	127,364

Total time deposits	$1,447,938

6.	Fair Values Measurements

Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, US GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and 2 of the hierarchy) and reporting entity’s own assumptions developed based on the best information available in the circumstances (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

The fair value hierarchy gives the highest priority to valuations based on unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (level 3 measurements). A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.

Level 1

Valuation is based on inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Level 2

Valuation is based on inputs, other than quoted prices included within Level 1, that are observable for the asset and liability, either directly or indirectly, such as interest rates, yield curves observable at commonly quoted intervals, and other market-corroborated inputs.

Level 3

Valuation inputs are unobservable inputs for the asset or liability, which shall be used to measure fair value to the extent that observable inputs are not available. The inputs shall reflect the Company’s own assessment regarding assumptions that market participants would use in pricing the asset or liability.

Fair value estimates are made at a specific point in time based upon relevant market information and information about each asset and liability. Where information regarding the fair value of an asset or liability is available, those values are used, as is the case with investment securities and residential mortgage loans. In these cases, an open market exists in which these assets are actively traded.

Because no market exists for many assets and liabilities, fair value estimates are based upon judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. For those assets or liabilities with a fixed interest rate, an analysis of the related cash flows was the basis for estimating fair values. The expected cash flows were then discounted to the valuation date using an appropriate discount rate. The discount rates used represent the rates under which similar transactions would be currently negotiated. For assets or liabilities with fixed and variable rates, fair value estimates also consider the impact of liquidity discounts appropriate as of the measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s valuation process. There were no significant transfers between levels during the three months ended March 31, 2016 or year ended December 31, 2015.

Fair Value of Financial Instruments Measured on a Recurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a recurring basis:

Investment Securities

Investment securities classified as available-for-sale are recorded at fair value on a recurring basis. The Company’s investment portfolio primarily consists of U.S. government agency mortgage-backed securities, non-agency mortgage-backed securities, U.S. government securities, corporate bonds and municipal securities. The fair value of investment securities classified as available-for-sale are generally determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications. Inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other relevant items. The Company reviews the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. From time to time, the Company validates the appropriateness of the valuations provided by the independent pricing service to prices obtained from an additional third party or prices derived using internal models.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The following tables summarize the financial assets and liabilities measured at fair value on a recurring basis at March 31, 2016 and December 31, 2015 (dollars in thousands):

	As of March 31, 2016
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Investment securities available-for-sale
U.S. government	$30,188	$—	$30,188	$—
FNMA, GNMA, and FHLMC mortgage-backed securities	214,425	—	214,425	—
Asset backed securities	10,428	—	10,428	—
Collateralized mortgage obligations	139,256	—	139,256	—
State, county and municipal	8,393	—	8,393	—
Corporate bonds	35,494	—	35,494	—
Equity securities	3,774	—	—	3,774

	$441,958	$—	$438,184	$3,774

	As of December 31, 2015
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Investment securities available-for-sale
U.S. government	$34,711	$—	$34,711	$—
FNMA, GNMA, and FHLMC mortgage-backed securities	220,390	—	220,390	—
Asset backed securities	15,894	—	15,894	—
Collateralized mortgage obligations	145,194	—	145,194	—
State, county and municipal	8,992	—	8,992	—
Corporate bonds	35,642	—	35,642	—
Equity securities	3,658	—	—	3,658

	$464,481	$—	$460,823	$3,658

During the three months ended March 31, 2016, the Company purchased level 3 investment securities of $184 thousand, received settlements of $68 thousand and recognized no gains or losses in earnings or other comprehensive income. During 2015, the Company purchased level 3 investment securities of $1.5 million, received settlements of $1.6 million, and recognized no gains or losses in earnings or other comprehensive income.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Fair Value of Financial Instruments Measured on a Nonrecurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a nonrecurring basis:

Impaired Loans

Loans are considered impaired when it is determined to be probable that all amounts due under the contractual terms of the loans will not be collected when due. Loans considered individually impaired are evaluated and a specific allowance is established if required based on the underlying collateral value of the impaired loans or the estimated discounted cash flows for such loans. A specific allowance is required if the fair value of the expected repayments or the fair value of the collateral is less than the recorded investment in the loan. The Company records impaired loans as nonrecurring level 3.

Loans Held for Sale

Loans held for sale consist of mortgage and other loans accounted for at lower of cost or market. The fair value of mortgage loans held for sale is determined based upon pricing assigned on a loan-by-loan basis, at the time a loan is locked with the borrower, through correspondent relationships that the Company maintains in order to sell loans held for sale. The fair value of other loans held for sale, which are commercial loans, is determined on a loan-by-loan basis and is estimated based upon binding sales agreements.

Other Real Estate Owned

The fair value of Other Real Estate Owned (“OREO”) is determined when the asset is transferred to foreclosed assets. The assets are carried at the lower of the carrying value or fair value less estimated costs to sell. Fair value is based upon appraised values of the collateral or management’s estimation of the value of the collateral. Management requires a new appraisal at the time of foreclosure or repossession of the underlying collateral. Updated appraisals are obtained on at least an annual basis on all OREO and are considered to contain Level 3 inputs. Management has also determined, in some cases, that fair value of collateral is further impaired based upon real estate market trends and declining foreclosed property pricing. Therefore, all OREO is recorded as a nonrecurring Level 3 hierarchy.

For assets and liabilities carried at fair value on a nonrecurring basis, the following table provides fair value information as of March 31, 2016 and December 31, 2015 (dollars in thousands):

	As of March 31, 2016
Description	Net Carrying Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$16,431	$—	$—	$16,431
Loans held for sale	4,441	4,441	—	—
OREO	7,870	—	—	7,870

	As of December 31, 2015
Description	Net Carrying Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Quoted Prices for Similar Assets and Liabilities (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$24,251	$—	$—	$24,251
Loans held for sale	2,373	2,373	—	—
OREO	8,292	—	—	8,292

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

The following table provides information describing the unobservable inputs used in Level 3 fair value measurements at March 31, 2016 and December 31, 2015 (dollars in thousands):

As of March 31, 2016
Financial Instrument	Net Carrying Value	Valuation Technique	Unobservable Input		Range of Inputs
Impaired loans		1) Non-Collateral	1)	a) Loss given default	1)	a) 0%
		Dependent: Discounted		b) Probability of default		b) 100%
	$16,431	cash flow analysis		c) Discount rate		c) 6% - 9%
		2) Collateral Dependent: Third party appraisal	2) Management discount for property type, recent market volatility, lien position, and costs to sell.		2)	0% - 88%

OREO	$7,870	Third party appraisal	Management discount for property type, recent market volatility and time on the market		0% - 40%

As of December 31, 2015
Financial Instrument	Net Carrying Value	Valuation Technique	Unobservable Input		Range of Inputs
Impaired loans		1) Non-Collateral	1)	a) Loss given default	1)	a) 0% - 83%
		Dependent: Discounted		b) Probability of default		b) 100%
	$24,251	cash flow analysis		c) Discount rate		c) 5% - 10%
		2) Collateral Dependent: Third party appraisal	2) Management discount for property type, recent market volatility, lien position, and costs to sell.		2)	0% - 88%

OREO	$8,292	Third party appraisal	Management discount for property type, recent market volatility and time on the market		0% - 40%

Fair Value of Financial Instruments

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities (dollars in thousands). The methodologies for estimating the fair value of financial assets and financial liabilities measured on a recurring and nonrecurring basis are discussed above. The methodologies for estimating the fair value for other financial assets and financial liabilities are discussed below. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts at March 31, 2016 and December 31, 2015:

	March 31, 2016		December 31, 2015
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Cash and due from banks	$166,832	$166,832	$218,338	$218,338
Investment securities available-for-sale	441,958	441,958	464,481	464,481
Investment securities held-to-maturity	78,020	81,637	80,368	83,480
Loans held for sale	4,441	4,504	2,373	2,449
Loans held for investment, net	3,084,569	3,131,560	3,106,141	3,179,156
Bank owned life insurance (“BOLI”)	85,710	85,710	85,040	85,040
FHLBA Stock	3,752	3,752	3,193	3,193
Deposits	3,575,528	3,549,344	3,688,787	3,639,479

Cash and Due From Banks

The carrying amount approximates fair value for these instruments.

Investment Securities

The fair value of investment securities are generally determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Loans Held For Sale

Loans held for sale are carried at the lower of cost or fair value. These loans currently consist of one-to-four family residential real estate loans originated for sale to qualified third parties and commercial loans. The fair value of mortgage loans held for sale is based upon the contractual price to be received from these third parties, which may be different than cost. The fair value of other loans held for sale is determined on a loan-by-loan basis and is estimated based upon binding sales agreement.

Loans Held for Investment

Fair values are estimated for portfolios of loans with similar financial characteristics if collateral-dependent. Loans are segregated by type. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect observable market information incorporating the credit, liquidity, yield and other risks inherent in the loan. The estimate of maturity is based upon the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

Fair value for significant non-performing loans is generally based upon recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

Fair values for PCI loans are valued based upon a discounted expected cash flow methodology that considers various factors including the type of loan and related collateral, credit quality, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and a discount rate reflecting the Company’s assessment of risk inherent in the cash flow estimates. PCI loans are grouped together according to common risk characteristics and are evaluated in aggregated pools when applying various valuation techniques. The Company estimated the gross cash flows expected to be collected on these loans based upon the expected remaining life of the underlying loans, which includes the effects of estimated prepayments. The carrying amounts of PCI loans approximate fair value.

BOLI

The carrying amount approximates fair value for these instruments.

FHLBA Stock

FHLBA stock is carried at its original cost basis, as cost approximates fair value and there is no ready market for such investments.

Deposits

The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings and money market and checking accounts, is based on the discounted value of estimated cash flows. The fair value of time deposits is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Commitments and Contingencies

For off-balance sheets commitments and contingencies, carrying amounts are reasonable estimates of the fair values for such financial instruments. Carrying amounts include unamortized fee income and, in some cases, reserves for any credit losses from those financial instruments. These amounts are not material to the Company’s financial position.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

7.	Accumulated Other Comprehensive Income (AOCI)

In addition to presenting the Consolidated Statements of Comprehensive Income herein, the following table shows the tax effects allocated to each component of AOCI for the three month periods ending March 31, 2016 and March 31, 2015, respectively (dollars in thousands):

	Three Months Ended
	March 31, 2016			March 31, 2015
	Before-Tax Amount	Tax	Net-of-Tax Amount	Before-Tax Amount	Tax	Net-of-Tax Amount
AOCI, beginning balance	$1,195	$(423)	$772	$3,961	$(1,391)	$2,570
Unrealized gains on securities:
Net unrealized gains arising during the period	4,246	(1,444)	2,802	3,756	(1,277)	2,479
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(33)	11	(22)	(42)	14	(28)

AOCI, ending balance	$5,408	$(1,856)	$3,552	$7,675	$(2,654)	$5,021

Reclassifications out of AOCI consisted of the following (dollars in thousands):

Details about components of AOCI	Three Months Ended March 31		Affected line item in the Consolidated Financial Statements
	2016	2015

Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity:	$(33)	$(42)	Investment securities held-to-maturity
	11	14	Income tax expense

	$(22)	$(28)

8.	Other noninterest expense

Other noninterest expense for the three months ended March 31, 2016 and 2015 included the following (dollars in thousands):

	Three Months Ended March 31,
	2016	2015
Printing and supplies	$225	$184
Advertising	195	376
Insurance expense	313	319
Postage	256	187
FDIC deposit insurance expense	846	758
FDIC recovery expense[1]	—	764
FDIC loss share receivable valuation adjustments[1]	—	156
Other	1,356	971

Total other noninterest expense	$3,191	$3,715

[1]	During the 4th Quarter of 2015, C&S Bank entered into an early termination agreement with the FDIC to terminate all loss share agreements. As a result, there is no FDIC recovery expense or loss share receivable valuation adjustments during the three months ended in 2016.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

9.	Income Taxes

For the three months ended March 31, 2016 and 2015, income tax expense was $7.8 million and $2.2 million representing effective tax rates of 36.0% and 26.6%, respectively. The higher effective tax rate was primarily due to higher year-to-date pre-tax income. The provision for income taxes includes both federal and state income taxes and differs from the provision using statutory rates primarily due to favorable permanent tax items such as income from nontaxable loans and investments and tax exempt income on Bank owned life insurance. The Company calculated provision for income taxes for the three months ended March 31, 2016 by using the actual effective tax rate, and calculated provision for income taxes for the three month ended March 31, 2015 by applying the estimated annual effective tax rate to year-to-date pretax income.

10.	Subsequent Events

Management has evaluated the effects of subsequent events through May 6, 2016 and has determined that the following event requires disclosure:

Acquisition by Bank of the Ozarks, Inc.

On October 19, 2015, the Company entered into a definitive merger agreement with Bank of the Ozarks, Inc. (“OZRK”). The Company and OZRK jointly announced the signing of a definitive agreement and plan of merger (“Agreement”) whereby OZRK will acquire the Company and its wholly owned bank subsidiary, C&S Bank, in an all-stock transaction valued at approximately $799.6 million, or approximately $20.50 per fully diluted Company share, subject to potential adjustments as described in the Agreement.

Under the terms of the agreement, which has been approved by the boards of directors of both companies, each holder of outstanding shares of common stock of the Company will receive shares of common stock of OZRK. The number of OZRK shares to be issued will be determined based on the fifteen day volume weighted average stock price of OZRK’s common stock as of the second business day prior to the closing date, subject to a minimum and maximum price of $34.10 and $56.84, retrospectively.

Upon the closing of the transaction, the Company will merge into OZRK and C&S Bank will merge into OZRK’s wholly-owned bank subsidiary, Bank of the Ozarks. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals. The transaction is expected to close during the second quarter of 2016.